Exhibit 99.1

January 16, 2024

CLS Holdings USA Inc. (“CLSH”) Announces Repayment of $3,875,094 in Principal Debenture Obligations

LAS VEGAS, NV / ACCESSWIRE / January 16, 2024 /This Debt Retirement eliminates a total of $4,340,101 in Principal and Interest Repayment Obligations of the Company. This debt reduction was achieved through the repurchase of $3,875,094 in Principal Amount of 8% Debentures at a discount amounting to 60% of Principal, with interest forgiven in the amount of $465,007. The Retirement of the Debentures also resulted in the cancellation of 5,076,371 in warrant rights otherwise available under those Debentures.

In conjunction with this significant debt reduction and previous debt cancellation the total debt obligations have been reduced in the past 16 months from $23.5 million to approximately $7.2 million.

CLSH also restructured its remaining debt obligations totaling approximately $7.2 million, by extending terms of repayment on all of the debt, and with respect to $3,639,343, of that total, extending repayment of the debt to January of 2028, with monthly payments made in the interim. The retirement of the debt was financed through the issuance of a total of 64,132,135 RESTRICTED shares of CLSH common stock at per share prices of 0.0333 and 0.0345.

About CLS Holdings USA, Inc.

CLS Holdings USA, Inc. (CLSH) is a diversified cannabis company that acts as an integrated cannabis producer and retailer through its Oasis Dispensary and City Trees subsidiaries in Nevada, with plans to expand production and distribution in other states. CLS stands for "Cannabis Life Sciences," in recognition of the Company's state-of-the-art scientific method of extracting various cannabinoids from the cannabis plant and converting them into products with a higher level of quality and consistency. The Company's business model includes licensing operations, processing operations, processing facilities, sale of products, brand creation and consulting services.

Instagram @clsholdingsusa | Facebook: @CLSHoldingsUSA

Twitter: @CLSHoldingsUSA | LinkedIn: @CLS Holdings USA Inc

Oasis Cannabis has operated a cannabis dispensary in the Las Vegas market since dispensaries first opened in Nevada in 2015 and has been recognized as one of the top cannabis retailers in the state. Its location within walking distance to the Las Vegas Strip and Downtown Las Vegas in combination with its delivery service to residents allows it to efficiently serve both locals and tourists in the Las Vegas area.

oasiscannabis.com | @oasisdispensary

Founded in 2017, City Trees is a Nevada-based cannabis cultivation, production and distribution company. Offering a wide variety of products with consistent results, including cannabis concentrates and cannabis-infused products. City Trees products are available in numerous dispensaries throughout the state of Nevada and New Mexico.

citytrees.com | @citytreesnv

Forward-Looking Statements

This press release contains certain ''forward-looking information'' within the meaning of applicable Canadian securities legislation and ''forward-looking statements'' as that term is defined in the Private Securities Litigation Reform Act of 1995 (collectively, the ''forward- looking statements''). These statements relate to, among other things, the impact of the COVID-19 virus on our business, the results of our initiatives to retain our employees and strengthen our relationships with our customers and community during the pandemic, the effect of our initiatives to expand market share and achieve growth, the expected development of our business and joint ventures, results of operations and financial performance, future liquidity, working capital and capital requirements, the impact of the reverse stock split on our stock price, the effects of the additional dilution in our common stock that may occur as a result of the amendments to our convertible debentures, and anticipated future events. The continued spread of COVID-19 could have, and in some cases already has had, an adverse impact on our business, operations and financial results, including through disruptions in our cultivation and processing activities, supply chains and sales channels, and retail dispensary operations as well as a deterioration of general economic conditions including a possible national or global recession. In some cases, you can identify forward looking statements by terminology such as ''may,'' ''might,'' ''will,'' ''should,'' ''intends,'' ''expects,'' ''plans,'' ''goals,'' ''projects,'' ''anticipates,'' ''believes,'' ''estimates,'' ''predicts,'' ''potential,'' or ''continue'' or the negative of these terms or other comparable terminology. These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered together with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events. See CLS Holdings USA filings with the SEC and on its SEDAR profile at www.sedar.com for additional details.

Contact Information: Corporate: Chairman and CEO Andrew Glashow 888-438-9132 Investor Relations: investors@clsholdingsinc.com

SOURCE: CLS Holdings USA, Inc.

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